Schedule A to the Investment Advisory and Management Agreement

between ProShares Trust and ProShare Advisors LLC

Dated as of June 8, 2022
Fund	Fee Rate	Effective Date
ProShares S&P 500 ex-Energy ETF	0.13%	September 17, 2015
		revised February 1, 2022
ProShares S&P 500 ex-Financials ETF	0.13%	September 17, 2015
		revised February 1, 2022
ProShares S&P 500 ex-Health Care ETF	0.13%	September 17, 2015
		revised February 1, 2022
ProShares S&P 500 ex-Technology ETF	0.13%	September 17, 2015
		revised February 1, 2022
ProShares Managed Futures Strategy ETF	0.75%	September 17, 2015
ProShares S&P 500 Bond ETF	0.15%	December 7, 2015
ProShares S&P 500 Dynamic Treasury Hedge ETF*	0.40%	December 7, 2015
ProShares S&P GSCI Smart Commodity Strategy ETF*	0.55%	December 7, 2015
ProShares K-1 Free Crude Oil Strategy ETF	0.65%	March 9, 2016
		revised Sept 12, 2016
ProShares S&P 500 Dividend Aristocrats ETF	0.35%	October 1, 2016
ProShares S&P MidCap 400 Dividend Aristocrats ETF	0.40%	October 1, 2016
ProShares Russell 2000 Dividend Growers ETF	0.40%	October 1, 2016
ProShares MSCI EAFE Dividend Growers ETF	0.50%	October 1, 2016
ProShares MSCI Europe Dividend Growers ETF	0.55%	October 1, 2016
ProShares MSCI Emerging Markets Dividend Growers ETF	0.60%	October 1, 2016
ProShares High Yield–Interest Rate Hedged	0.50%	October 1, 2016
ProShares Investment Grade–Interest Rate Hedged	0.30%	October 1, 2016
ProShares Large Cap Core Plus	0.45%	December 8, 2016
ProShares DJ Brookfield Global Infrastructure ETF	0.45%	December 8, 2016
ProShares Equities for Rising Rates ETF	0.35%	March 7, 2017
ProShares Long Online/Short Stores ETF	0.65%	September 12, 2017
ProShares Decline of the Retail Store ETF	0.65%	September 12, 2017
ProShares Nasdaq Tech Titans ETF*	0.58%	December 13, 2017
ProShares Online Retail ETF	0.58%	June 6, 2018
ProShares Pet Care ETF	0.50%	June 6, 2018
ProShares Russell U.S. Dividend Growers ETF	0.35%	June 5, 2019
ProShares MSCI International Dividend Growers ETF*	0.45%	June 5, 2019
ProShares S&P Technology Dividend Aristocrats ETF	0.45%	June 5, 2019
		revised Sept 16, 2019
ProShares MSCI Transformational Changes ETF	0.45%	September 14, 2020
ProShares Nasdaq-100 Dorsey Wright Momentum ETF	0.58%	March 10, 2021
ProShares Big Data Refiners ETF	0.58%	July 15, 2021
ProShares Cloud Security ETF *	0.58%	July 15, 2021
ProShares Electric Vehicles ETF *	0.58%	July 15, 2021
ProShares Nanotechnology ETF	0.58%	July 15, 2021
ProShares On"Demand ETF	0.58%	July 15, 2021
ProShares S&P Kensho Cleantech ETF	0.58%	July 15, 2021
ProShares S&P Kensho Global Crypto & Blockchain ETF *	0.58%	July 15, 2021
ProShares S&P Kensho Smart Factories ETF	0.58%	July 15, 2021
ProShares Smart Materials ETF	0.58%	July 15, 2021
A-1

Fund	Fee Rate	Effective Date
ProShares Carbon Offsets Strategy ETF*	0.75%	February 8, 2022
ProShares Supply Chain Logistics ETF	0.58%	February 8, 2022
ProShares Metaverse ETF	0.58%	March 10, 2022
ProShares Short Bitcoin Strategy ETF*	0.95%	June 8, 2022
PROSHARES TRUST		PROSHARE ADVISORS LLC
By:	/s/ Todd B. Johnson	By:	/s/ Michael L. Sapir
	Name: Todd B. Johnson		Name: Michael L. Sapir
	Title: President		Title: Chief Executive Officer

* Not operational as of the date first above written

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